                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ODETICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          N/A
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          N/A
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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
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     (4)  Proposed maximum aggregate value of transaction:
          N/A
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     (5)  Total fee paid:
          N/A
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[ ]  Fee paid previously with preliminary materials.

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
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     (4)  Date Filed:
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

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                                 ODETICS, INC.
                          TO BE HELD SEPTEMBER 5, 1997
                            ------------------------

To the Stockholders of Odetics, Inc.:

     The Annual Meeting of the Stockholders of Odetics, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices located at 1515 South Manchester Avenue, Anaheim, California 92802, on Friday, September 5, 1997 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

     1. To elect a Board of Directors of eight directors to serve on the Company's Board of Directors. The nominees for election by the holders of Class A Common Stock are Crandall Gudmundson and Leo Wexler. The nominees for election by the holders of the Class B Common Stock are Kevin C. Daly, Ph.D., Ralph R. Mickelson, Jerry F. Muench, Stanley Molasky, Joel Slutzky and Paul E. Wright.

     2. To consider and approve the Company's 1997 Stock Incentive Plan.

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998.

     4. To transact any other business which may properly come before the Annual Meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on August 1, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's principal executive office.

     You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, please promptly mark, sign, date and return the enclosed proxy card in the envelope provided herewith. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so at the Annual Meeting.

     Please read the enclosed proxy material carefully. Your vote is important. The Company appreciates your cooperation in considering and acting on the matters presented.

Dated: August 4, 1997                     By Order of the Board of Directors

                                          JERRY F. MUENCH
                                          Secretary

IT IS IMPORTANT THAT YOU COMPLETE AND RETURN THE ENCLOSED PROXY CARD. YOUR COOPERATION IN PROMPTLY RETURNING YOUR SIGNED PROXY CARD CAN HELP THE COMPANY AVOID THE EXPENSE OF DUPLICATE PROXY SOLICITATIONS.

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                            ------------------------

                                 ODETICS, INC.
                                PROXY STATEMENT
                       ANNUAL MEETING OF THE STOCKHOLDERS
                          TO BE HELD SEPTEMBER 5, 1997

                            ------------------------

GENERAL

     These proxy materials and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Odetics, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company to be held on September 5, 1997 at 10:00 a.m., Pacific time, or any adjournment or postponement thereof (the "Annual Meeting"). These proxy materials and the related form of proxy were first mailed to the Company's stockholders on or about August 6, 1997.

     The mailing address of the Company's principal executive offices is 1515 South Manchester Avenue, Anaheim, California 92802.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of the Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS

     The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as August 1, 1997. At the close of business on the record date, 5,335,130 shares of the Company's Class A Common Stock were issued and outstanding and 1,064,241 shares of the Company's Class B Common Stock were issued and outstanding.

     Holders of the Class A Common Stock will be entitled to elect 25% of the Board (rounded up to the nearest whole number) or two directors. The balance of the Board (six directors) will be elected by the holders of the Class B Common Stock. With respect to the election of directors, the stockholders of each class of Common Stock will be entitled to one vote for each share then held unless cumulative voting is in effect. Directors standing for election by each class of Common Stock will be elected by a majority of the voting power of each class of Common Stock present in person or represented by proxy at the Annual Meeting, unless cumulative voting is in effect.

     Pursuant to the Company's Bylaws, no stockholder is entitled to cumulate his or her votes (as described below) except as to candidates whose names have been placed in nomination prior to the commencement of voting and unless at least one stockholder has given notice prior to commencement of the voting of his or her intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes by multiplying the number of shares of each class of Common Stock the stockholder is entitled to vote by the number of directors to be elected by such class. The number of cumulative votes thus determined may be distributed among two or more candidates or cast for one candidate. The candidates receiving the highest number of votes, up to the number of directors to be elected by each class of Common Stock, will be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares of each class of the Common Stock covered by proxies received by them (unless authority to vote for directors is withheld) among the candidates named herein as they determine.

     Except as described above for the election of directors, holders of each class of Common Stock will vote at the Annual Meeting as a single class on all matters, with each holder of shares of Class A Common Stock entitled to one-tenth of one vote per share held and each holder of shares of Class B Common Stock entitled to one vote per share held. All matters submitted for stockholder approval at the Annual Meeting other than the election of directors will be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each matter.

     The majority of the aggregate of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions may be specified on all proposals except the election of directors. Abstentions and broker nonvotes (shares held by a broker or other nominee having discretionary power to vote on some matters but not others) are counted as being present for purposes of determining a quorum. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these nonvoted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

     Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made on proxies, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as directors of the Company, FOR the approval of the 1997 Stock Incentive Plan and FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998.

     At July 15, 1997, directors and executive officers of the Company may be deemed to be the beneficial owners of an aggregate of 644,910 shares of Class A Common Stock and 483,818 shares of Class B Common Stock (excluding shares issuable upon exercise of outstanding stock options) constituting approximately 34.3% of the total voting power of all of the outstanding securities of the Company which are entitled to vote at the Annual Meeting. Such directors and executive officers have indicated to the Company that each such person intends to vote or direct the vote of all shares of each class of Common Stock held or owned by such persons, or over which such person has voting control, in favor of all of the Proposals. See "Principal Stockholders and Common Stock Ownership of Management."

REVOCABILITY OF PROXIES

     The enclosed proxy is revocable at any time before it is voted. A proxy may be revoked by the holder of record by filing with the Company's Secretary, at the Company's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy. Proxies may also be revoked by any stockholder present at the Annual Meeting who elects to vote his or her shares in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION

     The enclosed proxy is being solicited by the Company's Board of Directors. The Company will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses and others to forward to the beneficial owners. The Company may reimburse such persons for their expenses in forwarding solicitation materials. Solicitation will be made primarily through the use of the mail, but may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company.

     In the discretion of management, the Company reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although management does not currently expect to retain such a firm, it estimates that the fees of such firm would range from $5,000 to $10,000 plus out-of-pocket expenses, all of which would be paid by the Company.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors of the Company is currently comprised of eight members. Eight directors are to be elected at the Annual Meeting and hold office until their successors are duly elected and qualified at the next Annual Meeting. Holders of Class A Common Stock are entitled to elect two of the eight directors to be elected at the Annual Meeting, and the holders of Class B Common Stock are entitled to elect the other six directors. The two candidates receiving the highest number of affirmative votes of shares of Class A Common Stock present in person or represented by proxies and entitled to vote at the Annual Meeting will be elected directors of the Company, and the six candidates receiving the highest number of affirmative votes of shares of Class B Common Stock entitled to vote at the Annual Meeting will be elected directors of the Company. If cumulative voting is in effect, however, the proxy holders of each class of Common Stock will have the right to cumulate and allocate votes among those nominees standing for election with respect to such class of Common Stock as such proxy holders elect.

     Messrs. Gudmundson and Wexler will stand for election by the holders of Class A Common Stock, and Messrs. Slutzky, Muench, Mickelson, Molasky and Wright and Dr. Daly will stand for election by the holders of Class B Common Stock.

INFORMATION WITH RESPECT TO NOMINEES

     The following table sets forth certain information concerning the nominees for director of the Company as of July 31, 1997.

                             NOMINEES FOR ELECTION

                                                                                          DIRECTOR
          NAME            AGE                           POSITION                           SINCE
------------------------  ---     ----------------------------------------------------    --------
Joel Slutzky              58      Chairman of the Board and Chief Executive Officer of      1969
                                  the Company
Kevin C. Daly, Ph.D.      53      Vice President and Chief Technical Officer of the         1993
                                  Company
                                  President and Chief Executive Officer of ATL
                                  Products, Inc.
Crandall Gudmundson       66      President of the Company                                  1979
Ralph R. Mickelson (1)    70      Partner, Rudnick & Wolfe                                  1975
Stanley Molasky (1)       70      Investor                                                  1969
Jerry F. Muench           62      Vice President, Marketing of the Company                  1969
Leo Wexler (1)            87      Investor                                                  1969
Paul E. Wright (1)        66      President of Wright Associates -- Engineering and         1993
                                  Business Consultants

---------------

(1) Member of the Compensation and Stock Options Committee and the Audit
Committee

     Joel Slutzky founded the Company in 1969 and has served as Chairman of the Board of Directors since 1969 and the Chief Executive Officer since 1975. From August 1993 until January 1994, Mr. Slutzky assumed the additional responsibilities of Chief Financial Officer on an interim basis following the retirement of the Company's former Chief Financial Officer. Mr. Slutzky also served as the President of the Company from 1969 to 1975, and has served as a Director of ATL Products, Inc. since its formation in 1993. Prior to founding the Company, Mr. Slutzky was an engineering manager at Leach Corporation, now part of the Lockheed Electronics Division of Lockheed Corporation.

     Kevin C. Daly, Ph.D. has served as a director of the Company and President, Chief Executive Officer and a director of the Company's subsidiary, ATL since its formation in 1993. Dr. Daly has also served as Vice

President and Chief Technical Officer of the Company since 1987. Prior to that, Dr. Daly served as the Director of Space Systems of Odetics since 1985 when he joined the Company. From March 1974 until June 1985, Dr. Daly served as the Director of the Control and Dynamics Division of the Charles Stark Draper Laboratory. During that period, Dr. Daly participated in the design and development of guidance, navigation and control systems for several major space programs, including the United States Space Shuttle program. Dr. Daly also served as a manager of electronic systems for a major space program of the United States Air Force from March 1970 to March 1974. Dr. Daly has informed the Company that he intends to resign from the Board of Directors of the Company and as Vice President and Chief Technology Officer during fiscal 1998 upon consummation of the distribution by the Company of its shares of Class A Common Stock of ATL to the stockholders of the Company.

     Crandall Gudmundson is a co-founder of the Company and has served as its President since 1975 and as a director since 1979. Mr. Gudmundson has also served as a director of ATL since 1993. Prior to co-founding the Company, Mr. Gudmundson was the lead project engineer for Leach Corporation. Mr. Gudmundson has announced his intent to retire from Odetics during fiscal 1998.

     Ralph R. Mickelson has been an outside member of the Board of Directors since 1975 and is senior partner in the Chicago law firm of Rudnick & Wolfe.

     Stanley Molasky has been an outside member of the Board of Directors since 1969. Mr. Molasky has been engaged primarily as a private investor since his retirement in 1983 as President of Phil Nix Window & Screen Company, a specialized construction company.

     Jerry F. Muench is a founder of the Company and has served as a director and its Secretary since 1969. Mr. Muench has also served as the Vice President, Marketing of the Company since 1975. Prior to founding the Company, Mr. Muench was the manager of applications engineering at Leach Corporation. Mr. Muench has announced his intent to retire from Odetics during fiscal 1998.

     Leo Wexler has been an outside member of the Board of Directors since 1969. Mr. Wexler has been self-employed as a private investor since his retirement in 1978 as the Secretary and Treasurer of Silverman & Wexler, Inc., a food processing corporation.

     Paul E. Wright was appointed as a director of the Company in June 1993. Mr. Wright is the President of Wright Associates -- Engineering and Business Consultants, a company he formed in 1997. Mr. Wright served as the Chairman of Chrysler Technologies Corp., the aerospace and defense electronics subsidiary of Chrysler Corporation, a position he held from 1988 until his retirement in 1997. From 1986 to 1988, Mr. Wright served as the President and Chief Operating Officer of Fairchild Industries, Inc. Prior to joining Fairchild, he was employed for 28 years by RCA Corporation, where he last served as the Senior Vice President responsible for planning RCA's merger into General Electric Corporation.

     All directors currently are elected annually and hold office until the next Annual Meeting of the Stockholders and until their successors are duly elected and qualified. All of the nominees are currently directors of the Company and have indicated that they are willing to continue to serve as directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive an annual fee of $12,000 per year, paid quarterly, in addition to $1,500 for each Board meeting attended in person and $250 for each telephone conference Board meeting. All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

     Nonemployee directors will also be eligible to receive periodic option grants pursuant to the Automatic Option Grant Program under the proposed 1997 Stock Incentive Plan. Under this plan, as proposed, each nonemployee director will receive an option to purchase 5,000 shares of Class A Common Stock in connection with his initial appointment to the Board of Directors and an additional option to purchase 4,000 shares of Class A Common Stock on the date of each Annual Meeting thereafter. Each such option will have an exercise price equal to the fair market value of the Class A Common Stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of service as a Board member. See "1997 Stock Incentive Plan."

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met a total of three times during the fiscal year ended March 31, 1997. Each of the directors nominated for reelection attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

     The Company has two standing committees, the Compensation and Stock Option Committee and the Audit Committee. The Company has no standing nominating committee, and the Board as a whole acts upon matters which would otherwise be the responsibility of a nominating committee.

     The Audit Committee supervises and reviews the audit and audit review programs and procedures of the Company's independent auditors, the Company's internal accounting staff and the results of internal auditing procedures. The Audit Committee also reviews the independence, professional services, fees, plans and results of the independent auditors' engagement, and recommends their retention or discharge to the Board. The members of the Company's Audit Committee are Messrs. Mickelson, Molasky, Wexler and Wright. The Audit Committee held one (1) meeting during the fiscal year ended March 31, 1997.

     The Compensation and Stock Option Committee makes recommendations to the Board concerning the compensation of all officers of the Company and administers the Company's stock option plans. The members of the Company's Compensation and Stock Option Committee are Messrs. Mickelson, Molasky, Wexler and Wright. The Company's Compensation and Stock Option Committee held one (1) meeting during the fiscal year ended March 31, 1997.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" EACH NOMINEE UNLESS OTHERWISE INSTRUCTED IN WRITING ON SUCH PROXY.

                                 PROPOSAL NO. 2

              APPROVAL OF THE COMPANY'S 1997 STOCK INCENTIVE PLAN

     The Company's stockholders are being asked to approve the 1997 Stock Incentive Plan (the "1997 Plan") under which 530,000 shares of the Company's Class A Common Stock will be reserved for issuance. The Board of Directors has authorized the implementation of the 1997 Plan as a comprehensive equity incentive program to attract and retain the services of those individuals essential to the Company's growth and financial success. The 1997 Plan will become effective upon the approval of the stockholders at the 1997 Annual Meeting (the "Effective Date").

EXISTING EQUITY INCENTIVE PLAN

     The Company currently maintains the 1994 Long-Term Stock Incentive Plan (the "1994 Plan"), under which 801,143 shares of Class A Common Stock have been reserved for issuance. As of July 15, 1997, options covering 652,646 shares of Class A Common Stock were outstanding. Such options vest in three equal installments commencing one year following the grant date. Upon completion of the proposed distribution of all of the Company's shares of Class A Common Stock of ATL to the Company's stockholders (the "Distribution"), the vesting schedules for all outstanding options under the 1994 Plan will be accelerated. The outstanding options to purchase 69,999 shares of Class A Common Stock held by employees of ATL who will cease to be employees of the Company following the Distribution will terminate if not exercised during the 90 day period following the Distribution. THE COMPANY ANTICIPATES THAT THE HOLDERS OF A SIGNIFICANT NUMBER OF THE REMAINING OUTSTANDING OPTIONS WILL ALSO EXERCISE THEIR OPTIONS IN ORDER TO PARTICIPATE IN THE DISTRIBUTION. AS A RESULT, THE NUMBER OF OUTSTANDING OPTIONS SUBJECT TO VESTING REQUIREMENTS MAY BE SIGNIFICANTLY REDUCED. BECAUSE OPTIONS SUBJECT TO VESTING REQUIREMENTS PROVIDE A SUBSTANTIAL INCENTIVE FOR EMPLOYEES TO REMAIN IN THE COMPANY'S EMPLOY, THE COMPANY BELIEVES A NEW OPTION PLAN IS NECESSARY AT THIS TIME TO ACCOMMODATE THE EFFECT OF THE DISTRIBUTION.

DESCRIPTION OF THE 1997 PLAN

     The following is a summary of the principal features of the 1997 Plan. The summary does not, however, purport to be a complete description of all the provisions of the 1997 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary at the Company's principal executive offices in Anaheim, California.

     STRUCTURE. The 1997 Plan will contain three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program, and (iii) an Automatic Option Grant Program. The principal features of each program are described below.

     ADMINISTRATION. The Compensation and Stock Options Committee of the Board will serve as the initial Plan Administrator with respect to the Discretionary Option Grant and Stock Issuance Programs. However, one or more additional Board committees may be appointed to administer those programs with respect to certain designated classes of individuals in the Company's service. The term "Plan Administrator" as used in this summary will mean the Compensation Committee and any other appointed committee acting within the scope of its administrative authority under the 1997 Plan. Administration of the Automatic Option Grant Program will be self-executing in accordance with the express provisions of such program.

     SHARE RESERVE. The maximum number of shares reserved for issuance under the 1997 Plan will be limited to 530,000 shares of the Company's Class A Common Stock. In no event may any one participant in the 1997 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 80,000 shares in the aggregate per calendar year.

     Shares subject to any outstanding options under the 1997 Plan which expire or otherwise terminate prior to exercise will be available for subsequent option grants and direct issuances. Unvested shares issued under the 1997 Plan and subsequently repurchased by the Company, at the exercise price or direct issue price paid per share, pursuant to its repurchase rights under the 1997 Plan will also be available for subsequent issuance. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1997 Plan will not be available for subsequent issuance.

     ELIGIBILITY. Officers and employees, nonemployee Board members and independent consultants and advisors in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Only nonemployee members of the Board will be eligible to participate in the Automatic Option Grant Program. As of July 15, 1997, ten executive officers, 667 other employees and four nonemployee Board members were eligible to participate in the 1997 Plan.

     VALUATION. The fair market value per share of Class A Common Stock on any relevant date under the 1997 Plan will be the closing sales price per share on that date on the Nasdaq National Market. On July 15, 1997, the closing sales price per share of Class A Common Stock was $15 1/8.

DISCRETIONARY OPTION GRANT PROGRAM

     GRANTS. The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a nonstatutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     PRICE AND EXERCISABILITY. Each granted option will have an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Class A Common Stock on the option grant date, and no granted option will have a term in excess of ten years. The option will generally become exercisable in a series of installments over a specified period of service measured from the grant date. The exercise price may be paid in cash or in shares of the Class A Common Stock.

     No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. The Plan Administrator may, however, allow nonstatutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more of such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

     TERMINATION OF SERVICE. Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares which have vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period during which those options may be exercised following the optionee's cessation of service. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

     STOCK APPRECIATION RIGHTS. The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

          Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Class A Common Stock subject to the surrendered option less (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Class A Common Stock.

          Limited stock appreciation rights may be provided to one or more officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price per share of Class A Common Stock paid in connection with the tender offer less (b) the exercise price payable for such share.

     CANCELLATION/REGRANT PROGRAM. The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program and to issue replacement options with an exercise price equal to the fair market value per share of Class A Common Stock at the time of the new grant.

STOCK ISSUANCE PROGRAM

     Shares of Class A Common Stock may be issued under the Stock Issuance Program as a bonus for services rendered to the Company or sold at a price per share not less than one hundred percent (100%) of their fair market value, payable in cash or through a promissory note payable to the Company. The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1997 Plan.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, nonemployee Board members will receive option grants at specified intervals over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program, and stockholder approval of this Proposal will also constitute preapproval of each option granted pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with such provisions.

     GRANTS. Each individual who first becomes a nonemployee Board member on or after the Effective Date, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a nonstatutory option to purchase 5,000 shares of Class A Common Stock, provided such individual has not previously been in the Company's employ.

     On the date of each Annual Meeting, beginning with the 1998 Annual Meeting, each individual who is to continue to serve as a nonemployee Board member, whether or not such individual is standing for re-election at that particular Annual Meeting, will automatically be granted a nonstatutory option to purchase 4,000 shares of Class A Common Stock, provided such individual has served as a nonemployee Board member for at least six months. There will be no limit on the number of such 4,000 share option grants any one nonemployee Board member may receive over his or her period of Board service, and nonemployee Board members who have previously been employed by the Company will be eligible to receive one or more of those annual grants.

     EXERCISE/VESTING. Each automatic option grant will have an exercise price per share equal to 100% of the fair market value per share of Class A Common Stock on the grant date and a maximum term of ten years measured from such date. Each option will be immediately exercisable for all of the option shares. Any shares purchased under the option will, however, be subject to repurchase by the Company at the exercise price paid per share upon the optionee's cessation of Board service prior to vesting in those shares. The shares of Class A Common Stock subject to each initial 5,000 share will be fully vested, and the shares subject to each annual 4,000 share grant will vest in a series of four successive equal annual installments over the optionee's period of continued Board service measured from the automatic grant date.

     Each automatic option will remain exercisable for a twelve month period following the optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Board member is vested at the time of his or her cessation of Board service.

     SPECIAL VESTING. The shares subject to each automatic option grant will immediately vest upon (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock, or (iv) a change in the majority of the Board effected through one or more contested elections for Board membership.

     STOCK APPRECIATION RIGHTS. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of
(a) the highest price per share of Class A Common Stock paid in connection with such tender offer less (b) the exercise price payable for such share. Stockholder approval of this Proposal will constitute preapproval of each option granted with such a surrender right and the subsequent surrender of that option in accordance with the foregoing provisions. No additional approval of the 1997 Plan Administrator or the Board will be required at the time of the actual option surrender and cash distribution.

     The remaining terms and conditions of each automatic option grant will, in general, conform to the terms summarized above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

GENERAL PROVISIONS

     ACCELERATION. In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee's service with the Company or the acquiring entity terminates within a designated period following such acquisition. The Plan Administrator also has the authority to grant options which will immediately vest upon an acquisition of the Company, whether or not those options are assumed by the successor corporation. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions.

     The Plan Administrator is also authorized to provide for the full and immediate vesting of all outstanding options and unvested shares under the Discretionary Option Grant and Stock Issuance Programs in connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by reason of one or more contested elections for Board membership), with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period following such change in control.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     FINANCIAL ASSISTANCE. The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the 1997 Plan. The terms of any such assistance will be established in the sole discretion of the Plan Administrator. However, all loans made under the 1997 Plan will be full-recourse and interest bearing, and the maximum credit available may not exceed the purchase price payable for the acquired shares plus any withholding tax liability incurred in connection with such acquisition.

     CHANGES IN CAPITALIZATION. In the event any change is made to the outstanding shares of Class A Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options.

     SPECIAL TAX ELECTION. The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Class A Common Stock in payment of such tax liability.

     AMENDMENT AND TERMINATION. The Board may amend or modify the 1997 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1997 Plan at any time, and the 1997 Plan will in all events terminate upon the expiration of the ten (10) year term measured from the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES

     OPTION GRANTS. Options granted under the 1997 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code (the "Code") or nonstatutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

          Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and
     (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

          Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. If the shares acquired upon exercise of the nonstatutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the
     Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will generally be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

     DIRECT STOCK ISSUANCES. The tax principles applicable to direct stock issuances under the 1997 Plan will be substantially the same as those summarized above for the exercise of nonstatutory option grants.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of nonstatutory options will qualify as performance based compensation for purposes of Code Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

     Option grants or stock issuances with exercise or issue prices at 100% of fair market value will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully diluted basis.

NEW PLAN BENEFITS

     As of July 31, 1997, no option grants or direct stock issuances had been made under the 1997 Plan.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by proxies and entitled to vote at the 1997 Annual Meeting is required for approval of the 1997 Plan. If such approval is obtained, the 1997 Plan will become effective on the date of the 1997 Annual Meeting. In the absence of such approval, the 1997 Plan will not be implemented.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 1997 STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended March 31, 1997. The Board of Directors has selected that firm to continue in this capacity for the current fiscal year. The Company is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 1998 and to perform other appropriate services. Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditor is not required by the Company's Bylaws or otherwise. In the event that the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding shares of the Company present or represented and entitled to vote at the Annual Meeting will be required for ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

                                    GENERAL

PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of July 15, 1997, the number and percentage ownership of the Company's Class A Common Stock and Class B Common Stock by (i) all persons known to the Company to beneficially own more than 5% of either class of outstanding Common Stock (based upon reports filed by such persons with the Commission), (ii) each of the named executive officers in the Summary Compensation Table which appears elsewhere herein, (iii) each director of the Company and director nominee named under "Election of Directors," and
(iv) all executive officers and directors of the Company as a group. To the Company's knowledge, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the Common Stock shown as beneficially owned, subject to community property and similar laws, where applicable.

                                            CLASS A COMMON STOCK                 CLASS B COMMON STOCK
                                      --------------------------------     --------------------------------
                                      AMOUNT AND NATURE                    AMOUNT AND NATURE
        NAME AND ADDRESS OF             OF BENEFICIAL       PERCENT OF       OF BENEFICIAL       PERCENT OF
        BENEFICIAL OWNER(1)            OWNERSHIP(2)(3)       CLASS(2)       OWNERSHIP(2)(3)       CLASS(2)
------------------------------------  -----------------     ----------     -----------------     ----------
Gerald A. Weber.....................       231,858(4)           4.4%            195,524(4)          18.4%
Joel Slutzky........................       140,416(5)           2.6             258,559(6)          24.3
Crandall Gudmundson.................       104,080(7)           1.9              69,743
Jerry F. Muench.....................       102,987(8)           1.9              61,537(9)           5.8
Kevin C. Daly, Ph.D.................        66,138(10)          1.2                  --                *
Stanley Molasky.....................        56,002(11)          1.1              48,268
Ralph R. Mickelson..................        27,325(12)            *              20,445(13)
Leo Wexler..........................        18,325(14)            *              24,728(15)          2.3
Paul E. Wright......................        19,125(16)            *                  --                *
David E. Lewis......................        15,195(17)            *                  --                *
All executive officers and directors
  as a group (14 persons)...........       644,910(18)         11.4%            483,818             45.5%

---------------

  *  Less than 1%

 (1) The address for Gerald A. Weber is 222 North LaSalle, Suite 899, Chicago, Illinois 60601. The address of Messrs. Slutzky, Gudmundson and Muench is 1515 South Manchester Avenue, Anaheim, California 92802.

 (2) Based on 5,320,397 shares of Class A Common Stock and 1,064,241 shares of Class B Common Stock outstanding as of July 15, 1997. Shares of each class of Common Stock subject to options which are exercisable within 60 days of July 15, 1997 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options are not deemed to be outstanding for purposes of this calculation.

 (3) In addition to shares held in the individual's name, this column also includes shares held for the benefit of the named person in the Company's 401(k) Plan and Associate Stock Ownership Plan.

 (4) All of such shares are owned beneficially of record by various trusts with respect to which Mr. Weber serves as trustee or co-trustee. Mr. Weber shares investment and voting power as to 69,718 shares of Class A Common Stock and 120,977 shares of Class B Common Stock. Mr. Weber exercises sole investment and voting power over the remaining 162,140 shares of Class A Common Stock and 74,547 shares of Class B Common Stock. The shares shown include an aggregate of 203,979 shares of Class A Common Stock and 168,546 shares of Class B Common Stock, respectively, held in trust for the benefit of the children and relatives of Mr. Slutzky, as to which shares Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. The shares shown also include 27,879 shares of Class A Common Stock and 26,978 shares of Class B Common Stock, respectively, held in trust for the benefit of the children of Mr. Wexler, as to which shares Mr. Wexler has no investment or voting power and disclaims any beneficial ownership.

 (5) Includes 90,267 shares issuable upon exercise of options which are exercisable within 60 days. Excludes 203,979 shares held in trust for the benefit of the children and relatives of Mr. Slutzky as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 4.

 (6) Excludes 168,546 shares held in trust for the benefit of the children and relatives of Mr. Slutzky as to which Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. See note 4.

 (7) Includes 4,500 shares held by Mr. Gudmundson's IRA and 32,000 shares issuable upon exercise of options which are exercisable within 60 days.

 (8) Includes 31,114 shares held by Mr. Muench's spouse. Also includes 30,067 shares issuable upon exercise of options which are exercisable within 60 days.

 (9) Includes 23,235 shares held by Mr. Muench's spouse.

(10) Includes 100 shares held by Dr. Daly's spouse and 31,400 shares issuable upon exercise of options which are exercisable within 60 days.

(11) Includes 12,325 shares issuable upon exercise of options which are exercisable within 60 days.

(12) Includes 7,000 shares held by Mr. Mickelson's IRA and 12,325 shares issuable upon exercise of options which are exercisable within 60 days.

(13) Includes 18,445 shares held in trust for the benefit of Mr. Mickelson's wife, as to which Mr. Mickelson shares investment and voting power with his wife.

(14) Includes 10,425 shares issuable upon exercise of options which are exercisable within 60 days. Excludes 27,879 shares held in trust for the benefit of relatives of Mr. Wexler, as to which Mr. Wexler has no investment or voting power and disclaims any beneficial ownership. See note 4.

(15) Includes 20,940 shares held in trust for the benefit of Mr. Wexler and his relatives, as to which Mr. Wexler shares investment and voting power with his son. Excludes 26,978 shares held in trust for the benefit of relatives of Mr. Wexler, as to which Mr. Wexler has no investment or voting power and disclaims any beneficial ownership. See note 4.

(16) Includes 11,125 shares issuable upon exercise of options which are exercisable within 60 days.

(17) Includes 9,416 shares issuable upon exercise of options which are exercisable within 60 days.

(18) Includes 318,879 shares of Class A Common Stock issuable upon exercise of options held by all of the executive officers and directors as a group which are exercisable within 60 days.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The following table sets forth certain information regarding all executive officers and directors of the Company.

            NAME              AGE                     CAPACITIES IN WHICH SERVED
----------------------------  ----      ------------------------------------------------------
Joel Slutzky................   58       Chairman of the Board and Chief Executive Officer of
                                        the Company
Kevin C. Daly, Ph.D.........   53       Director, Vice President and Chief Technology Officer
                                        of the Company
                                        Chairman of the Board, Chief Executive Officer and
                                        President of ATL
Crandall Gudmundson.........   66       President and Director of the Company
Frank Borst.................   38       Vice President of the Company
                                        President of Gyyr, Inc.
Timothy Crabtree............   42       Vice President of the Company
                                        General Manager of the Broadcast Division
Jack Johnson................   50       Vice President of the Company
                                        General Manager of the Intelligent Transportation
                                        Systems Division
David E. Lewis..............   63       Vice President of the Company
                                        Chairman of the Board of Gyyr, Inc.
Jerry F. Muench.............   62       Vice President, Marketing, Secretary and Director of
                                        the Company
Gregory A. Miner............   42       Vice President and Chief Financial Officer of the
                                        Company
                                        Chief Financial Officer of ATL
Gary Smith..................   40       Vice President and Controller of the Company

     The following is a brief description of the capacities in which each of the executive officers has served during the past five years. The biographies of Messrs. Slutzky, Gudmundson and Muench and Dr. Daly appear earlier in this Proxy Statement. See "Election of Directors."

     Timothy Crabtree has served as the General Manager of the Broadcast Division and a Vice President of the Company since 1994. Between 1988 and 1994, Mr. Crabtree served as the Director of Engineering for the Broadcast Division. Prior to that, Mr. Crabtree served as a Senior Project Engineer since joining the Company in 1983.

     Frank Borst has served as the Vice President of the Company since 1994 and President of the Company's wholly-owned subsidiary, Gyyr, Inc. since its formation in 1997. Prior to that, Mr. Borst served as the Director of Global Business Development from 1992 to 1997. Mr. Borst has also served as the Managing Director for Odetics Europe Limited and Odetics Asia Pacific Pte., Ltd., subsidiaries of the Company.

     Jack Johnson has served as the Vice President of the Company since 1986 and has served as the General Manager of the Intelligent Transportation Division since 1996. From 1990 to 1996, Mr. Johnson served as the General Manager of Customer Service. Mr. Johnson served in various other capacities with the Company since joining the Company in 1974, including the General Manager of the Omutec Division, Contracts Manager and the Controller of the Company.

     David E. Lewis has served as the Vice President of the Company since 1983 and as the General Manager of the Gyyr Division since 1979. Upon the formation of the Company's wholly-owned subsidiary, Gyyr, Inc. in 1997, Mr. Lewis became the Chairman of the Board of Gyyr, Inc. Between 1990 and 1994, Mr. Lewis also served as the General Manager of the Broadcast Division.

     Gregory A. Miner has served as Vice President and Chief Financial Officer of the Company and its subsidiary, ATL since joining the Company in January 1994. From December 1984 until joining the Company, Mr. Miner served as Vice President and Chief Financial Officer and a member of the Board of Directors of Laser Precision Corporation, a manufacturer of telecommunications test equipment.

     Gary Smith has served as Controller of the Company since 1992 and was appointed Vice President in August 1994. Prior to that, Mr. Smith served as Assistant Controller of the Company between 1990 and 1992, and Senior Financial Analyst from 1986 until 1990.

     Officers serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose total cash salary and bonus during the fiscal year ended March 31, 1997 exceeded $100,000 (the "Named Executive Officers") for each of the three fiscal years ended March 31, 1997, 1996 and 1995. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for fiscal 1997 resigned or terminated employment during that year.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION
                                                                     -------------------------
                                                                              AWARDS
                                                                     -------------------------
                                            ANNUAL COMPENSATION                    SECURITIES     ALL OTHER
                                   FISCAL ------------------------    RESTRICTED   UNDERLYING    COMPENSATION
  NAME AND PRINCIPAL POSITIONS     YEAR   SALARY ($)(1)  BONUS ($)    STOCK ($)    OPTIONS (#)      ($)(2)
---------------------------------  -----  -------------  ---------   ------------  -----------   ------------
Joel Slutzky.....................   1997     326,362      $84,000           --(3)     55,000        $4,817
  Chairman of the Board and         1996     279,214       68,800       $2,567        48,000(4)      3,229
  Chief Executive Officer           1995     284,441           --           --            --         2,994
Crandall Gudmundson..............   1997     190,860       40,000           --(3)         --         4,141
  President                         1996     185,653       35,900        2,404        22,000(4)      3,158
                                    1995     179,464           --           --            --         2,606
Kevin C. Daly, Ph.D..............   1997     201,810       60,000           --(3)         --         4,106
  Vice President and Chief          1996     164,104       50,000        2,465        22,000(4)      3,258
  Technology Officer;               1995     174,521           --           --            --         2,951
  Chief Executive Officer,
  Chairman and President of
  ATL Products, Inc.
David E. Lewis...................   1997     183,836       20,000           --(3)         --         4,557
  Vice President;                   1996     171,810       40,000        2,567        20,000(4)      3,959
  Chairman of the Board of          1995     165,772           --           --            --         2,044
  Gyyr, Inc.
Jerry F. Muench..................   1997     186,735       22,400           --(3)         --         3,655
  Vice President, Marketing         1996     178,813       29,300        2,175        20,667(4)      3,222
                                    1995     142,998           --           --            --         3,030

---------------

(1) Represents all amounts earned from the Company and its subsidiaries during the fiscal years shown, including amounts deferred under the Company's Executive Deferral Plan and the Company's 401(k) Plan.

(2) Represents the Company's matching contribution to the respective accounts of the named officers under the Company's 401(k) Plan.

(3) The Company made a contribution of Class A Common Stock valued at approximately $513,000 to the Company's Associate Stock Ownership Plan (the "ASOP") during the fiscal year ended March 31, 1997. The amount of the contribution made to the ASOP that is allocable to the named officer has not yet been determined.

(4) During fiscal 1996, the Company offered all holders of options that were granted in fiscal 1994 the opportunity to have the option exercise price of outstanding fiscal 1994 options reduced to the then current 1996 trading price. In connection with any such option repricing, one-third of any repriced options were required to be cancelled. According, the number of options indicated for Messrs. Slutzky, Gudmundson, Lewis and Muench and Dr. Daly include options which were repriced for the purchase of 22,000, 10,000, 10,000, 8,667 and 10,000 shares, respectively, of the Company's Class A Common Stock. The option information contained in this table does not take into account any options that may have been cancelled in connection with any option repricing.

OPTION GRANTS IN THE FISCAL YEAR ENDED MARCH 31, 1997

     The following table sets forth information with respect to grants of options to purchase Class A Common Stock during fiscal 1997 to each of the Named Executive Officers. No stock appreciation rights were granted to any of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL
                                                                                           REALIZABLE
                                                 INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                               ------------------------------------------------------    ANNUAL RATES OF
                               NUMBER OF     PERCENT OF                                       STOCK
                               SECURITIES   TOTAL OPTIONS                              PRICE APPRECIATION
                               UNDERLYING    GRANTED TO                                FOR OPTION TERM(3)
                                OPTIONS     EMPLOYEES IN     EXERCISE OR    EXPIRATION -------------------
             NAME              GRANTED(1)    FISCAL 1997    BASE PRICE(2)     DATE        5%        10%
------------------------------ ----------   -------------   -------------   ---------  --------   --------
Joel Slutzky..................   55,000          30.1%          $9.90        08/14/06  $261,802   $739,402
Crandall Gudmundson...........       --            --              --              --        --         --
Kevin C. Daly, Ph.D(4)........       --            --              --              --        --         --
David E. Lewis................       --            --              --              --        --         --
Jerry F. Muench...............       --            --              --              --        --         --

---------------

(1) All of the options were granted pursuant to the Company's 1994 Plan on August 14, 1996 and entitle the holder to purchase shares of Class A Common Stock. Such options have a maximum term of ten years, subject to earlier termination in the event of the optionee's termination of employment with the Company or its subsidiaries. The options vest in three equal annual installments commencing August 14, 1997, subject to acceleration of vesting (at the discretion of the Committee of the Board of Directors that administers the 1994 Plan) in the event of the merger, consolidation or reorganization of the Company. It is anticipated that all of the options under the 1994 Plan will be accelerated in connection with the Company's planned distribution of all of its shares of Class A Common Stock of ATL Products, Inc. to the Company's stockholders on or prior to December 31, 1997. Such distribution is subject to the fulfillment of certain conditions, including the receipt from the Internal Revenue Service of a letter ruling confirming the tax-free nature of the distribution.

(2) The exercise price per share of the options granted represented 110% of the closing sales price of the underlying shares of Class A Common Stock on the date the options were granted.

(3) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent management's estimate or projection of future trading prices of the Class A Common Stock. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.

(4) Dr. Daly was granted an option to purchase 250,000 shares of Class B Common Stock of ATL. Such options expire in December 2006 and become exercisable as follows: 25% of such options vest in December 1997 and the remaining options vest in 24 equal monthly installments thereafter.

OPTION EXERCISES IN THE FISCAL YEAR ENDED MARCH 31, 1997

     The table below sets forth certain information with respect to the Company's Named Executive Officers concerning their exercise of options to purchase Class A Common Stock during fiscal 1997 and the unexercised options they held as of the end of fiscal 1997. None of the Named Executive Officers held or exercised any SARs during fiscal 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING               VALUE OF UNEXERCISED
                                NUMBER OF                   UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                 SHARES       VALUE        AT MARCH 31, 1997(#)         AT MARCH 31, 1997(#)(2)
                               ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
            NAME               EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  -----------   --------   -----------   -------------   -----------   -------------
Joel Slutzky.................      5,100     $ 70,125      63,267         72,333        496,583        323,842
Crandall Gudmundson..........      3,000       41,250      28,000          8,000        226,813         71,000
Kevin C. Daly, Ph.D. ........      2,900       39,875      27,400          8,000        222,425         71,000
David E. Lewis...............     23,550      320,100       6,083          6,667         49,174         59,170
Jerry F. Muench..............      2,900       22,838      26,067          8,000        210,595         71,000

---------------

(1) Calculated based on the closing sale price per share of the Class A Common Stock on the date of exercise less the applicable exercise price.

(2) Calculated based on the closing sale price per share of the Class A Common Stock at March 31, 1997 ($13 1/8) less the applicable exercise price.

TEN YEAR INFORMATION REGARDING REPRICING, CANCELLATION AND REGRANT OF OPTIONS

     In May 1995, the Company repriced certain outstanding stock options which were originally granted in January 1994. In connection with the repricing, the Company made an offer to the holders of the options, including the Named Executive Officers, to reduce by one-third the number of shares covered by these options in consideration of a reduction in the exercise price of the options from their original exercise price to the market price of the Company's Class A Common Stock at the time of the offer. The following table sets forth certain information with respect to the repricing of options held by the Named Executive Officers.

                         TEN YEAR OPTION/SAR REPRICINGS

                                                                                                                      LENGTH OF
                                   ORIGINAL NUMBER       AMENDED                                                       ORIGINAL
                                    OF SECURITIES         NUMBER        MARKET PRICE                                 OPTION TERM
                                     UNDERLYING       OF SECURITIES       OF STOCK     EXERCISE PRICE     NEW        REMAINING AT
                                       OPTIONS          UNDERLYING        AT TIME         AT TIME       EXERCISE       DATE OF
         NAME             DATE        REPRICED       OPTIONS REPRICED   OF REPRICING    OF REPRICING     PRICE        REPRICING
----------------------  --------   ---------------   ----------------   ------------   --------------   --------     ------------
Joel Slutzky..........  05/23/95        33,000            22,000           $ 4.25          $ 9.90       $4.675 (1)     8.67 Years
Crandall Gudmundson...  05/23/95        15,000            10,000           $ 4.25          $ 9.00       $4.25          8.67 Years
Kevin C. Daly,
  Ph.D. ..............  05/23/95        15,000            10,000           $ 4.25          $ 9.00       $4.25          8.67 Years
David E. Lewis........  05/23/95        15,000            10,000           $ 4.25          $ 9.00       $4.25          8.67 Years
Jerry F. Muench.......  05/23/95        13,000             8,667           $ 4.25          $ 9.00       $4.25          8.67 Years

---------------

(1) Represents 110% of the closing sales price of the Class A Common Stock on the date of the repricing.

ASSOCIATE BENEFIT PLANS

     The Company maintains a Profit Sharing Plan and Trust (the "Profit Sharing Plan") which qualifies under Section 401 of the Code. The Profit Sharing Plan provides that associates who meet a six month service requirement automatically become participants. Each fiscal year, the Company, at its discretion, makes a contribution to the Profit Sharing Plan. The Company may contribute Class A Common Stock or cash to the

Profit Sharing Plan. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust and invested. Participant accounts are credited with investment gains and losses. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves the Company, his account under the Profit Sharing Plan, if vested, becomes distributable in a lump sum or over a period of time at the discretion of the Profit Sharing Plan Administrator. No contributions were made to the Profit Sharing Plan for fiscal years 1997, 1996 and 1995.

     The Profit Sharing Plan also includes the Odetics, Inc. 401(k) Plan (the "401(k) Plan"). Under the 401(k) Plan, associates with at least six months of service with the Company or any subsidiary may elect to defer up to 15% of their annual compensation, not to exceed the limits set by the Code. The maximum deferral for calendar year 1997 is $9,500.

     The Company maintains an Associate Stock Ownership Plan (the "ASOP"), which qualifies under Section 401 of the Code. The ASOP provides that associates who meet a six month service requirement automatically become participants. Each fiscal year, the Company, at its discretion, makes a contribution to the ASOP. The Company may contribute Class A Common Stock, or the cash to buy Class A Common Stock. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves the Company, his account under the ASOP, if vested, is distributed in shares of Class A Common Stock. The Company contributed Class A Common Stock valued at approximately $513,000 as of the date of the contribution to the ASOP for fiscal year 1997.

     The Company maintains an Executive Deferral Plan (the "Deferral Plan") which is intended to provide deferred compensation benefits to designated executives of the Company who contribute to the Company's growth and success. Eligible executives may elect to defer up to 75%, but not less than $5,000, of their annual compensation. Participation in the Deferral Plan is voluntary and may be discontinued at any time. Payment of benefits commences upon the retirement, death, disability or termination of employment of a participating executive.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     The Company does not currently have any employment contracts in effect with any of its executive officers. The Company provides incentives such as salary, benefits and option grants (which are typically subject to a four year vesting schedule) to attract and retain executive officers and other key associates. The Compensation Committee, as Plan Administrator of the 1997 Plan, will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to any outstanding options held by such individual, in connection with the termination of the individual's employment following an acquisition in which these options are assumed or the repurchase rights with respect to the unvested shares are assigned or certain hostile changes in control of the Company. Other than such accelerated vesting, there is no agreement or policy which would entitle any executive officers to severance payments or any other compensation as a result of such officer's termination.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and require the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. [confirm] These agreements, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Stock Options Committee of the Company's Board of Directors during fiscal 1997 were Messrs. Mickelson, Molasky, Wexler and Wright. Mr. Slutzky, the Company's Chief Executive Officer and Chairman of the Board, serves on the Board of Directors of ATL and on its Compensation Committee. Dr. Daly, the Chief Technology Officer and Vice President of the Company is also a director and an officer of ATL. It is anticipated that Mr. Wright will be elected to the Board of Directors of ATL and will also serve on ATL's Compensation Committee. Except as set forth above, none of the executive officers of the Company has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation and Stock Options Committee of the Company. No member of the Compensation and Stock Option Committee was an officer or employee of the Company or its subsidiary during fiscal 1997.

     Notwithstanding anything to the contrary, set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report and the Performance Graph are not "soliciting materials," are not deemed filed with the Commission and shall not be incorporated by reference into any of such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report covers the Company's fiscal year ended March 31, 1997.

     The Compensation and Stock Option Committee (the "Compensation Committee") for fiscal 1997 was comprised of four outside directors, Messrs. Wexler, Molasky, Mickelson and Wright. The Compensation Committee recommends the general compensation levels for executives. The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors, the salaries, bonuses and benefit plans for officers and key associates. In fiscal 1997, the Compensation Committee met on one occasion.

     The guiding principle of the Compensation Committee is to establish a compensation program that aligns executive compensation with the Company's objectives and business strategies as well as with financial and operational performance. In keeping with this principle the Compensation Committee seeks to:

     (1) Attract and retain qualified senior executives who can play a significant role in the achievement of the Company's goals;

     (2) Reward executives for strategic management and the long-term enhancement of stockholder value; and

     (3) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of the Company.

     In fiscal year 1997, the annual compensation for the executive officers included base salaries, bonuses and stock options.

     The Company establishes salaries for the Chief Executive Officer and other officers by considering the salaries of officers at comparably sized companies according to data obtained by the Compensation Committee from executive compensation consultants and from other independent outside sources, including the American Electronics Association annual survey of executive compensation. Half of the annual bonuses payable to the Company's executive officers are based upon the achievement by the Company and its divisions of certain corporate financial targets established for each fiscal year. The remaining portion of the bonuses is discretionary based upon the performance of the individual officers.

     A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of the Company's Class A Common Stock. The award of options is intended to encourage executives to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company's stockholders. Under the Company's stock option plans, options are granted from time to time to certain officers and key associates of the Company and its subsidiaries at the fair market value of the shares of Class A Common Stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to the Company's long-term performance. The award of stock options to the Chief Executive Officer and the other executive officers is determined based upon individual performance, level of base salary and position with the Company.

     The Committee has reviewed the fiscal year 1997 base salaries of the Chief Executive Officer and each of the other executive officers and is of the opinion that such salaries are not unreasonable in view of those paid by the Company's competitors and by other companies of similar size. The Committee also reviewed the stock options awarded to the executive officers for their services in fiscal year 1997 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with the Company.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The nonperformance based compensation to be paid to the Company's executive officers for fiscal year 1997 did not exceed the $1.0 million limit per officer, nor is it expected that the nonperformance based compensation to be paid to the Company's executive officers for fiscal year 1998 will exceed that limit. The Company's 1997 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

                                          COMPENSATION COMMITTEE:
                                          Paul E. Wright, Chairman
                                          Ralph R. Mickelson
                                          Stanley Molasky
                                          Leo Wexler

                      PERFORMANCE GRAPH FOR ODETICS, INC.
                 INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN

     The Performance Graph shows the cumulative total return on investment assuming an investment of $100 on April 1, 1992 in each of Odetics, Inc. Class A Common Stock and Class B Common Stock and the Nasdaq National Market Index, the American Stock Exchange ("AMEX") Market Value Index and Media General's Industry Groups 07 for Business Data Processing and 071 for Computers, Subsystems and Peripherals. The total stockholder return assumes reinvestment of dividends on a daily basis, although dividends have not been declared on either class of the Company's Common Stock. Until January 1994, the Company's Class A and Class B Common Stock were traded on the AMEX. Since such time, the Company's Class A and Class B Common Stock have been listed on the Nasdaq National Market. Accordingly, the Company is using both broad market indices. The stockholder return shown in the following graph is not necessarily indicative of future performance.

                                  Odetics Inc.     Media General                     Odetics Inc.    Media General
      Measurement Period            Class A          Industry      Nasdaq National     Class B         Industry
    (Fiscal Year Covered)         Common Stock       Group 071      Market Index     Common Stock      Group 07       AMEX Index
1993                                    133.33           88.28          111.91          121.82           99.44          107.57
1994                                    183.33          100.25          129.33          156.36          109.65          110.85
1995                                     91.67          123.72          137.21           90.91          140.40          116.91
1996                                    120.83          177.58          184.56          101.82          202.07          141.34
1997                                    218.75          205.30          206.47          207.27          226.06          142.76

                              CERTAIN TRANSACTIONS

     Prior to the initial public offering of ATL in March 1997 (the "IPO"), ATL was a wholly-owned subsidiary of the Company. As the sole stockholder, the Company maintained substantial control over the operations of ATL and provided ATL with significant management, financial, administrative and other resources, including treasury, accounting, tax, internal audit, legal, human resources, sales and marketing and other support services. ATL was charged and/or allocated expenses of $1.6 million, $1.5 million and $1.6 million for the years ended March 31, 1995, 1996 and 1997, respectively. The costs of these services have been directly charged and/or allocated using methods that ATL's management believes are reasonable. Such charges and allocations are not necessarily indicative of the costs ATL would have incurred to obtain these services had it been a separate entity. Neither the Company nor ATL has conducted any study or obtained any estimates from third parties to determine what the cost of obtaining such services from third parties may have been.

     ATL paid approximately $6.7 million of the proceeds from the IPO to the Company to reduce the intercompany indebtedness. In addition, in April 1997, the company entered into a four year promissory note payable to the Company in the original principal amount of approximately $13.0 million representing the balance of ATL's intercompany borrowings from the Company. This note is payable in sixteen equal quarterly installments of principal plus accrued interest commencing June 30, 1997 and bears interest at a rate equal to the Company's cost of borrowing (8.5% at March 31, 1997).

     ATL and the Company have entered into a number of agreements for the purpose of defining their continuing relationship. These agreements were negotiated in the context of a parent-subsidiary relationship and therefore are not the result of negotiations between independent parties. It is the intention of ATL and the Company that such agreements and the transactions provided for therein, taken as a whole, should accommodate the parties' interests in a manner that is fair to both parties, while continuing certain mutually beneficial joint arrangements. The parties intend that such agreements and transactions provide fair market value to them on terms no less favorable to ATL as would otherwise be available from unaffiliated parties. Because of the complexity of the various relationships between ATL and the Company, however, there can be no assurance that each of such agreements, or the transactions provided for therein, will be effected on terms at least as favorable to ATL as could have been obtained from unaffiliated third parties. While these agreements will provide ATL with certain benefits, ATL is only entitled to the ongoing assistance of the Company for a limited time and ATL may not be able to continue to enjoy benefits from its relationship with the Company beyond the term of the agreements. ATL has adopted a policy that all future agreements between ATL and the Company will be on terms that ATL believes are no less favorable to ATL than the terms ATL believes would be available from unaffiliated parties. There can be no assurance that upon termination of such assistance from the Company that ATL will be able to provide adequately such services internally or obtain favorable arrangements from third parties to replace such services.

SEPARATION AND DISTRIBUTION AGREEMENT

     The Separation and Distribution Agreement set forth the agreements between ATL and the Company with respect to the principal corporate transactions required to effect the IPO, to separate the operations of ATL from the Company (the "Separation"), and to facilitate the distribution of all of the Company's shares of Class A Common Stock of ATL to the stockholders of the Company (the "Distribution"). Pursuant to this agreement, the Company sold all assets related to the business of ATL to ATL, and ATL has assumed and agreed to faithfully perform and fulfill all related liabilities and obligations. All assets conveyed have been transferred for a purchase price equal to their respective book values, calculated in accordance with generally accepted accounting principles, which the parties believe is equivalent to the fair market value thereof. The Separation and Distribution Agreement also provides that, subject to the terms and conditions thereof, the Company and ATL will take all reasonable steps necessary and appropriate to cause all conditions to the Distribution to be satisfied and to effect the Distribution. The Directors of the Company will have the sole discretion to determine the date of consummation of the Distribution, however, the Company has agreed to consummate the Distribution as promptly as practicable following the satisfaction or waiver of all the following conditions, but not later than December 31, 1997:

     (i) A private letter ruling from the IRS shall have been obtained, and shall continue in effect, to the effect that, among other things, the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code, and such ruling shall be in form and substance satisfactory to the Company, in its sole discretion;

     (ii) Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

     (iii) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect, and no other event outside the control of the Company shall have occurred or failed to occur that prevents the consummation of the Distribution; and

     (iv) No other events or developments shall have occurred that, in the judgment of the Board of Directors of the Company, would result in the Distribution having a material adverse effect on the Company or on its stockholders.

     The Separation and Distribution Agreement also provided for a full and complete release and discharge after the IPO of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the IPO, between or among ATL and its affiliates, on the one hand, and the Company and its affiliates, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among them on or before the IPO), except as expressly set forth in the Separation and Distribution Agreement. Neither the Company nor ATL is aware of any such liabilities existing as of the date of this Proxy Statement.

     ATL has agreed to indemnify, defend and hold the Company and its affiliates harmless from and against all liabilities relating to, arising out of or resulting from (i) the failure of ATL or any other person to pay, perform or otherwise promptly discharge any Company liabilities in accordance with their respective terms, (ii) ATL's business, or any contract of ATL, (iii) any breach by ATL or of the Separation and Distribution Agreement or any ancillary agreements, and (iv) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in ATL's Registration Statement on Form S-1 in connection with the IPO.

     The Company has agreed to indemnify, defend and hold ATL and its affiliates from and against all liabilities relating to, arising out of or resulting from
(i) the failure of the Company or any other person to pay, perform or otherwise promptly discharge any liabilities of the Company, (ii) the business of the Company or any contract of the Company, and (iii) any breach by the Company or any of its affiliates of the Separation and Distribution Agreement or any ancillary agreements. Neither ATL nor the Company is aware of any liabilities existing as of the date hereof which would give rise to an indemnification obligation under the Separation and Distribution Agreement.

     The Separation and Distribution Agreement also provides that during the period prior to the Distribution, ATL will reimburse the Company for its proportionate share of premiums paid or accrued on insurance policies under which ATL continues to have coverage.

SERVICES AGREEMENT

     ATL and the Company entered into an Administrative Services Agreement (the "Services Agreement") in March 1997, pursuant to which the Company agreed to continue to provide limited services to ATL, including treasury, accounting, tax, internal audit, legal and human resources functions. The Company anticipates that ATL's aggregate costs under the Services Agreement for the fiscal year ended March 31, 1998 will be approximately $500,000.

TAX ALLOCATION AGREEMENT

     ATL and the Company entered into a Tax Allocation Agreement pursuant to which ATL agreed to make a payment to the Company in an amount equal to the taxes attributable to the operations of ATL on the consolidated federal income tax returns and combined or consolidated state income or franchise tax returns filed by the Company for the period commencing on April 1, 1996 and ending on the date on which ATL ceases to be a member of the Company' consolidated group. The Tax Allocation Agreement also requires the Company to indemnify ATL against any unpaid taxes due for periods prior to April 1, 1996. Neither ATL nor the Company is aware of any such unpaid taxes. In addition, the Tax Allocation Agreement will provide that members of the Company consolidated group generating tax losses after April 1, 1996 will be paid by the other members which utilize such losses to reduce such other members' tax liability. For the year ended March 31, 1997, ATL paid $1.6 million to the Company, representing its obligation for fiscal 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, the Company's directors and officers and any persons holding more than 10% of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates. During fiscal 1997, all of these filing requirements were satisfied by its directors, officers and 10% stockholders, except as follows: (i) In December 1996, Jerry Muench exercised an option to purchase 2,900 shares of Class A Common Stock but failed to report the exercise on Form 4 by January 10, 1997, the due date of such report; (ii) in January 1997, Dr. Daly, and Messrs. Gudmundson and Slutzky exercised option to purchase 2,900, 3,000 and 5,100 shares, respectively of Class A Common Stock, but failed to timely file their Form 4s which were due on February 15, 1997. The transactions were subsequently reported on Form 5 filed by these officers in May 1995 when the oversight was brought to their attention by the Company's personnel charged with assisting directors and officers with these filings.

     In making these statements, the Company has relied upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during fiscal 1997 pursuant to Rule 16a-3 under the Securities Exchange Act of 1934, as amended.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Under the present rules of the Commission, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders is anticipated to be April 8, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission. Stockholder proposals must be mailed to the attention of the Company's Secretary at the Company's principal executive offices located at 1515 South Manchester, Anaheim, California 92802.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended March 31, 1997, accompanies the proxy materials being mailed to all stockholders. No material contained in the Annual Report shall constitute proxy solicitation materials.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their judgment. Discretionary authority with respect to such other matters is granted by execution of the enclosed proxy card.

Anaheim, California                       By Order of the Board of Directors,
August 4, 1997

                                          JERRY F. MUENCH
                                          Secretary

                                                                APPENDIX A
                                                            (EDGAR FILING ONLY)


                                 ODETICS, INC.
                           1997 STOCK INCENTIVE PLAN


                                  ARTICLE ONE

                               GENERAL PROVISIONS


       I.        PURPOSE OF THE PLAN

                 This 1997 Stock Incentive Plan is intended to promote the interests of Odetics, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                 Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.         STRUCTURE OF THE PLAN

                 A. The Plan shall be divided into three separate equity programs:

                          -       the Discretionary Option Grant Program under
which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Class A Common Stock,

                          -       the Stock Issuance Program under which
eligible persons may, at the discretion of the Plan Administrator, be issued shares of Class A Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                          -       the Automatic Option Grant Program under
which eligible nonemployee Board members shall automatically receive option grants at periodic intervals to purchase shares of Class A Common Stock.

                 B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III.        ADMINISTRATION OF THE PLAN

                 A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance

Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

                 B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

                 C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

                 D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

                 E. Administration of the Automatic Option Grant Program shall be self executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under such program.

     IV.         ELIGIBILITY

                 A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                               (i)         employees,

                              (ii)         nonemployee members of the Board or
the board of directors of any Parent or Subsidiary, and





                                       2.

                             (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

                 B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Nonstatutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

                 C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

                 D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as nonemployee Board members on the Plan Effective Date, (ii) those individuals who first become nonemployee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as nonemployee Board members at one or more Annual Stockholders Meetings held after the Plan Effective Date.

       V.        STOCK SUBJECT TO THE PLAN

                 A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Class A Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Class A Common Stock reserved for issuance over the term of the Plan shall not exceed 530,000 shares, subject to certain changes in the Corporation's capital structure.

                 B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 80,000 shares of Class A Common Stock in the aggregate per calendar year, beginning with the 1997 calendar year.

                 C. Shares of Class A Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan





                                       3.

and subsequently cancelled or repurchased by the Corporation, at the original exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Class A Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, shares subject to any options surrendered in connection with the stock appreciation right provisions of the Plan shall not be available for reissuance. Should the exercise price of an option under the Plan be paid with shares of Class A Common Stock or should shares of Class A Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Class A Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Class A Common Stock issued to the holder of such option or stock issuance.

                 D. If any change is made to the Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Class A Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing nonemployee Board members, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                 E. In the event of a restructuring of the Corporation in which the Corporation is divested of one or more Subsidiaries, the Plan Administrator may, in its sole discretion, make appropriate adjustments to the vesting schedule, number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan (i) held by an individual who is to remain in the Corporation's Service following such divestiture or (ii) held by an individual who is to provide services to the divested Subsidiary immediately following the divestiture, which the Plan Administrator deems advisable in order to reflect the effect of the divestiture on the Corporation's capital structure and the fair market value of the Common Stock.


















                                       4.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

       I.        OPTION TERMS

                 Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

                 A.       EXERCISE PRICE.

                          1.      The exercise price per share shall be fixed
by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Class A Common Stock on the option grant date.

                          2.      The exercise price shall become immediately
due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

                               (i)         cash or check made payable to the
         Corporation,

                              (ii) shares of Class A Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                             (iii)         to the extent the option is
         exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                 Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.















                                       5.

                 B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

                 C.       EFFECT OF TERMINATION OF SERVICE.

                          1.      The following provisions shall govern the
exercise of any options held by the Optionee at the time of cessation of Service or death:

                               (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                              (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                             (iii)         During the applicable exercise
         period following termination of Service, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                              (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                          2.      The Plan Administrator shall have complete
discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                                (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater














                                       6.

         period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                               (ii) permit the option to be exercised, during the applicable Service exercise period following termination of service, not only with respect to the number of vested shares of Class A Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

                 D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                 E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Class A Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

                 F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Nonstatutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     II.         INCENTIVE OPTIONS

                 The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Nonstatutory Options when issued under the Plan shall not be subject to the terms of this Section II.

















                                       7.

                 A. ELIGIBILITY. Incentive Options may only be granted to Employees.

                 B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Class A Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                 C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Class A Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

     III.        CORPORATE TRANSACTION/CHANGE IN CONTROL

                 A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Class A Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Class A Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

                 B. All outstanding repurchase rights shall automatically terminate, and the shares of Class A Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                 C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).





                                       8.

                 D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

                 E. The Plan Administrator shall have the discretionary authority to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed in the Corporate Transaction, so that each such option shall, immediately prior to the effect date of such Corporate Transaction, become fully exercisable with respect to the total number of shares of Class A Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Class A Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

                 F. The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination.
In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.















                                       9.

                 G. The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon (i) a Change in Control or (ii) the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of Optionee's cessation of Service. In addition, the Plan Administrator shall have discretionary authority to structure one or more of the Corporation's outstanding repurchase rights so that those repurchase rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Change in Control or Involuntary Termination, and the shares subject to those terminated rights shall accordingly vest in full.

                 H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

                 I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.         CANCELLATION AND REGRANT OF OPTIONS

                 The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or different number of shares of Class A Common Stock but with an exercise price per share equal to the Fair Market Value per share of Class A Common Stock on the new grant date.

       V.        STOCK APPRECIATION RIGHTS

                 A. The Plan Administrator shall have the authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

                 B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:
















                                      10.

                      (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares Class A Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion) over (b) the aggregate exercise price payable for those shares.

                      (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Class A Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                    (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

                 C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                      (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                      (ii) Upon the occurrence of a Hostile Takeover, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30) day period following such Hostile Takeover) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Class A Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of
         (A) the Takeover Price of the shares of Class A Common Stock which are at the time vested under each surrendered option (or surrendered portion) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.





                                      11.

                    (iii) The Plan Administrator shall preapprove, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                      (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

































                                      12.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

       I .       STOCK ISSUANCE TERMS

                 Shares of Class A Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

                 A.       PURCHASE PRICE.

                          1.      The purchase price per share shall be fixed
by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Class A Common Stock on the issuance date.

                          2.      Subject to the provisions of Section I of
Article Five, shares of Class A Common Stock may be issued under the Stock Issuance Program for any combination of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                   (i)         cash or check made payable to the Corporation, or

                              (ii)         past services rendered to the
       Corporation (or any Parent or Subsidiary).

                 B.       VESTING PROVISIONS.

                          1.      Shares of Class A Common Stock issued under
the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Class A Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

                          2.      Any new, substituted or additional securities
or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Class A Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Class A Common Stock as a class without the Corporation's receipt of consideration shall be issued subject





                                      13.

to (i) the same vesting requirements applicable to the Participant's unvested shares of Class A Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                          3.      The Participant shall have full stockholder
rights with respect to any shares of Class A Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                          4.      Should the Participant cease to remain in
Service while holding one or more unvested shares of Class A Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Class A Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase money note of the Participant attributable to the surrendered shares.

                          5.      The Plan Administrator may in its discretion
waive the surrender and cancellation of one or more unvested shares of Class A Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non attainment of the applicable performance objectives.

         II.     CORPORATE TRANSACTION/CHANGE IN CONTROL

                 A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Class A Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

                 B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued under the Stock Issuance Program or any time while the Corporation's repurchase rights with respect to those shares remain outstanding, to structure one or more of those repurchase rights so that such rights





                                      14.

shall not be assignable in connection with a Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated repurchase rights shall thereupon vest in full.

                 C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Class A Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

                 D. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights with respect to those shares remain outstanding under the Stock Issuance Program, to structure one or more of those repurchase rights so that such rights shall automatically terminate in whole or in part, and the shares of Class A Common Stock subject to those terminated rights shall immediately vest, upon (i) a Change in Control or (ii) the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control or Involuntary Termination.

         III.    SHARE ESCROW/LEGENDS

                 Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.




















                                      15.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM

       I.        OPTION TERMS

                 A. GRANT DATES. Option grants shall be made on the dates specified below:

                          1.      Each individual serving as a nonemployee
Board member on the Plan Effective Date shall automatically be granted at that time a Nonstatutory Option to purchase 5,000 shares of Class A Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

                          2.      Each individual who is first elected or
appointed as a nonemployee Board member on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Nonstatutory Option to purchase 5,000 shares of Class A Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

                          3.      On the date of each Annual Stockholders
Meeting, beginning with the 1998 Annual Stockholders Meeting, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for reelection to the Board at that particular Annual Meeting, shall automatically be granted a Nonstatutory Option to purchase 4,000 shares of Class A Common Stock, provided such individual has served as a nonemployee Board member for at least six (6) months. There shall be no limit on the number of such 4,000 share option grants any one Eligible Director may receive over his or her period of Board service, and nonemployee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

                          Stockholder approval of the Plan on the Plan
Effective Date will constitute preapproval of each option granted pursuant to the express terms of this Automatic Option Grant Program and the subsequent exercise of that option in accordance with its terms.

                 B.       EXERCISE PRICE.

                          1.      The exercise price per share shall be equal
to one hundred percent (100%) of the Fair Market Value per share of Class A Common Stock on the option grant date.

                          2.      The exercise price shall be payable in one or
more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the











                                      16.

extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                 C.       OPTION TERM.  Each option shall have a term of ten
(10) years measured from the option grant date.

                 D. EXERCISE AND VESTING OF OPTIONS. Each initial 5,000 share option grant shall be immediately exercisable for any or all of the option shares as fully vested shares of Class A Common Stock and shall remain so exercisable until the expiration or sooner termination of the option term. Each annual 4,000 share grant shall also be immediately exercisable for any or all of the option shares. However, the shares of Class A Common Stock purchased under each annual 4,000 share grant shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each annual 4,000 share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee's completion of each year of Board service over the four (4) year period measured from the automatic grant date.

                 E. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                               (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12) month period following the date of such cessation of Board service in which to exercise each such option.

                              (ii)         During the twelve (12) month
         exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Class A Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                             (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12) month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully vested shares of Class A Common Stock.

                              (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12) month exercise period or (if earlier) upon the expiration of the option
















                                      17.

         term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     II.         CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKEOVER

                 A. The shares of Class A Common Stock subject to each option outstanding under this Article Four at the time of a Corporate Transaction but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Class A Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully vested shares of Class A Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                 B. The shares of Class A Common Stock subject to each option outstanding under this Article Four at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Class A Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully vested shares of Class A Common Stock. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Takeover.

                 C. All outstanding repurchase rights under the Automatic Option Grant Program shall automatically terminate, and the unvested shares of Class A Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

                 D. Upon the occurrence of a Hostile Takeover, the Optionee shall have a thirty (30) day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Takeover Price of the shares of Class A Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of the Plan on the Plan Effective Date shall constitute preapproval of the grant of each such





                                      18.

option surrender right under this Automatic Option Grant Program and the subsequent exercise of such right in accordance with the terms and provisions of this Section II.D. No additional approval or consent of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                 E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

                 F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III.        REMAINING TERMS

                 The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.























                                      19.

                                  ARTICLE FIVE

                                 MISCELLANEOUS

       I.        FINANCING

                 The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.         TAX WITHHOLDING

                 A. The Corporation's obligation to deliver shares of Class A Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                 B. The Plan Administrator may, in its discretion, provide any or all holders of Nonstatutory Options or unvested shares of Class A Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Class A Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                          Stock Withholding:  The election to have the
Corporation withhold, from the shares of Class A Common Stock otherwise issuable upon the exercise of such Nonstatutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                          Stock Delivery:  The election to deliver to the
Corporation, at the time the Nonstatutory Option is exercised or the shares vest, one or more shares of Class A Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.




















                                      20.

     III.        EFFECTIVE DATE AND TERM OF THE PLAN

                 A. The Plan was adopted by the Board on July 25, 1997 and shall become effective upon approval by the Corporation's stockholders at the 1997 Annual Meeting held on the Plan Effective Date.

                 B. The Plan shall terminate upon the earliest to occur of (i) September 4, 2007, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing those grants or issuances.

     IV.         AMENDMENT OF THE PLAN

                 A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

                 B. Options to purchase shares of Class A Common Stock may be granted under the Discretionary Option Grant Program and shares of Class A Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Class A Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

       V.        USE OF PROCEEDS

                 Any cash proceeds received by the Corporation from the sale of shares of Class A Common Stock under the Plan shall be used for general corporate purposes.


















                                      21.

     VI.         REGULATORY APPROVALS

                 A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Class A Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Class A Common Stock issued pursuant to it.

                 B. No shares of Class A Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Class A Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Class A Common Stock is then listed for trading.

     VII.        NO EMPLOYMENT/SERVICE RIGHTS

                 Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.
























                                      22.

                                    APPENDIX


                 The following definitions shall be in effect under the Plan:

         A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

         B.      BOARD shall mean the Corporation's Board of Directors.

         C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                      (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                      (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         D. CLASS A COMMON STOCK shall mean the Corporation's Class A Common Stock, which shall be registered under Section 12(g) of the 1934 Act and shall be entitled to one-tenth of (1) vote per share on all matters subject to stockholder approval.

         E.      CODE shall mean the Internal Revenue Code of 1986, as amended.

         F. CORPORATE TRANSACTION shall mean either of the following stockholder approved transactions to which the Corporation is a party:

                      (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons

















                                      A-1.

different from the persons holding those securities immediately prior to such transaction, or

                      (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         G. CORPORATION shall mean Odetics, Inc., a Delaware corporation, and its successors.

         H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

         I. ELIGIBLE DIRECTOR shall mean a nonemployee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

         J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

         L. FAIR MARKET VALUE per share of Class A Common Stock on any relevant date shall be determined in accordance with the following provisions:

                      (i) If the Class A Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Class A Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Class A Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                      (ii) If the Class A Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Class A Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Class A Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Class A Common Stock on the date in question,





                                      A-2.

         then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         M. HOSTILE TAKEOVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

         N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

         O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                      (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                      (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty
         (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

         P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

         Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.





                                      A-3.

         R. NONSTATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         S. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

         T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         U. PARTICIPANT shall mean any person who is issued shares of Class A Common Stock under the Stock Issuance Program.

         V. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the nonemployee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         W. PLAN shall mean the Corporation's 1997 Stock Incentive Plan, as set forth in this document.

         X. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

         Y. PLAN EFFECTIVE DATE shall mean September 4, 1997, the date of the 1997 Annual Stockholders Meeting at which the Plan is approved by the Corporation's stockholders.

         Z. PRIMARY COMMITTEE shall mean the committee of two (2) or more nonemployee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

         AA.     SECONDARY COMMITTEE shall mean a committee of one (1) or more
Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.





                                      A-4.

         AB.     SECTION 16 INSIDER shall mean an officer or director of the
Corporation subject to the short swing profit liabilities of Section 16 of the 1934 Act.

         AC.     SERVICE shall mean the performance of services for the
Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a nonemployee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

         AD.     STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         AE.     STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Class A Common Stock under the Stock Issuance Program.

         AF.     STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

         AG.     SUBSIDIARY shall mean any corporation (other than the
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         AH.     TAKEOVER PRICE shall mean the greater of (i) the Fair Market
Value per share of Class A Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Takeover or (ii) the highest reported price per share of Class A Common Stock paid by the tender offeror in effecting such Hostile Takeover. However, if the surrendered option is an Incentive Option, the Takeover Price shall not exceed the clause (i) price per share.

         AI.     TAXES shall mean the Federal, state and local income and
employment tax liabilities incurred by the holder of Nonstatutory Options or unvested shares of Class A Common Stock in connection with the exercise of those options or the vesting of those shares.

         AJ.     10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).





                                      A-5.

PROXY

                                  ODETICS, INC.
                              CLASS A COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned stockholder of Class A Common Stock of ODETICS, INC. (the "Company") hereby appoints TOM BARTHOLET and GORDON SCHULZ, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1515 South Manchester Avenue, Anaheim, California on September 5, 1997 at 10:00 a.m. (Pacific Daylight
Time), and at any adjournments thereof, and to vote all shares of Class A Common Stock of the Company held of record by the undersigned on August 1, 1997, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

        The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held September 5, 1997, the Proxy Statement and Annual Report to Stockholders for the year ended March 31, 1997 furnished herewith.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                SEE REVERSE SIDE

[X]  Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND AS THE NAMED PARTIES CONSIDER ADVISABLE IN THEIR JUDGMENT WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        1.     Election of Directors

               Nominees standing for election by holders of Class
               B Common Stock: Joel Slutzky, Jerry F. Muench,
               Ralph R. Mickelson, Stanley Molasky, Paul E.
               Wright, Kevin C. Daly.

               FOR  [_]         WITHHELD  [_]

               [_] For all nominees except as noted above.

        2.     Approval of the 1997 Stock Incentive Plan.

               FOR  [_]           AGAINST [_]            ABSTAIN [_]

        3. Ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending
               March 31, 1998.

               FOR  [_]           AGAINST [_]            ABSTAIN [_]



        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [_]

        MARK HERE IF YOU PLAN TO ATTEND THE MEETING            [_]


Signature:___________________________          Date:___________________________


Signature:___________________________          Date:___________________________


(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

PROXY

                                  ODETICS, INC.
                              CLASS B COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       The undersigned stockholder of Class B Common Stock of ODETICS, INC. (the "Company") hereby appoints TOM BARTHOLET and GORDON SCHULZ, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1515 South Manchester Avenue, Anaheim, California on September 5, 1997 at 10:00 a.m. (Pacific Daylight Time), and at any adjournments thereof, and to vote all shares of Class B Common Stock of the Company held of record by the undersigned on August 1, 1997, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

       The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held September 5, 1997, the Proxy Statement and Annual Report to Stockholders for the year ended March 31, 1997 furnished herewith.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                SEE REVERSE SIDE

[X]  Please mark votes as in this example.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND AS THE NAMED PROXIES CONSIDER ADVISABLE IN THEIR JUDGMENT WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        1.     Election of Directors

               Nominees standing for election by holders of Class
               A Common Stock: Crandall Gudmundson and Leo
                              Wexler.

               FOR  [_]         WITHHELD  [_]


               [_] For all nominees except as noted above.


        2.     Approval of the 1997 Stock Incentive Plan.

               FOR  [_]           AGAINST [_]            ABSTAIN [_]


        3. Ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending
               March 31, 1998.

               FOR  [_]           AGAINST [_]            ABSTAIN [_]


        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [_]

        MARK HERE IF YOU PLAN TO ATTEND THE MEETING          [_]



Signature:___________________________          Date:___________________________


Signature:___________________________          Date:___________________________


(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)




PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.